                                                                       EXH-23(b)


             Consent of Independent Certified Public Accountants



The Board of Directors
The Travelers Insurance Company:




We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

Our reports refer to a change in accounting for investments in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.



/s/ KPMG Peat Marwick LLP



Hartford, Connecticut
August 26, 1996